UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 11, 2014

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2014, Tonix Pharmaceuticals Holding Corp. (the “Company”) entered into subscription agreements with investors (the “Subscription Agreements”), relating to the issuance and sale of 657,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in a registered direct offering. The purchase price for each share of Common Stock is $11.90.

Roth Capital Partners, LLC (“Roth”) acted as the exclusive placement agent in this offering pursuant to the terms of a placement agent agreement, dated July 11, 2014, between the Company and Roth (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Company agreed to pay Roth a placement agent fee equal to 6% of the gross proceeds of the offering and to reimburse Roth for its out-of-pocket expenses incurred in connection with the offering in an aggregate amount not to exceed $20,000 without the Company’s prior approval, such approval not to be unreasonably withheld, but in no event to exceed $35,000.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Roth, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

Pursuant to the Placement Agent Agreement, subject to certain exceptions, (i) the Company agreed not to sell or otherwise dispose of any shares of Common Stock for a period ending 30 days after the date of the final prospectus relating to the offering and (ii) the Company’s officers and directors agreed not to sell or otherwise dispose of any of the Common Stock held by them for a period ending 90 days after the date of such final prospectus, in each case, without first obtaining Roth’s written consent.

The representations, warranties and covenants contained in the Placement Agent Agreement and the Subscription Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, and should not be relied upon by anyone other than the parties thereto.

The offering of Common Stock is being made pursuant to a prospectus supplement dated July 11, 2014 and an accompanying prospectus dated January 8, 2014, pursuant to the Company’s shelf registration statement on Form S-3 that became effective on January 8, 2014 (File No. 333-192541). The offering is expected to close on or about July 16, 2014, subject to the satisfaction of customary closing conditions.

Copies of the form of Subscription Agreement and the Placement Agent Agreement are attached as Exhibits 10.01 and 10.02, respectively, and are incorporated herein by reference. The foregoing descriptions of the Subscription Agreements and the Placement Agent Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to such exhibits. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the validity of the issuance and sale of the shares of Common Stock in the offering is attached as Exhibit 5.1 hereto.

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Item 8.01	Other Events.

On July 11, 2014, the Company issued a press release announcing the registered direct offering.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom.  For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Placement Agent Agreement and/or the Subscription Agreements.  Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the prospectus supplement and accompanying prospectus relating to the offering and the Company’s reports filed with the Securities and Exchange Commission.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.01	Form of Subscription Agreement, dated July 11, 2014 between Tonix Pharmaceuticals Holding Corp. and the investors named therein

10.02	Placement Agent Agreement, dated July 11, 2014 between Tonix Pharmaceuticals Holding Corp. and Roth Capital Partners, LLC

99.1	Press Release, dated July 11, 2014, issued by Tonix Pharmaceuticals Holding Corp.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 11, 2014	By:	/s/ LELAND GERSHELL
Leland Gershell
Chief Financial Officer

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